Exhibit 23(b)2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan (the "Plan"), of our report dated June 7, 2005, with respect to the financial statements of the Plan as of December 31, 2004 and 2003 included in the Plan's Annual Report on Form 11-K for the years ended December 31, 2004 and 2003, filed with the Securities and Exchange Commission.


/s/ GRANT THORNTON LLP


Cincinnati, Ohio
October 24, 2005